TERMINATION OF CERTAIN SERIES OF SHARES OF
MORGAN STANLEY SELECT DIMENSIONS
INVESTMENT SERIES

WHEREAS, the Trustees of Morgan Stanley Select Dimensions Investment Series (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, approved the reorganization and subsequent liquidation of the Flexible Income Portfolio, the Growth Portfolio, the Focus Growth Portfolio, and the Multi Cap Growth Portfolio (each, a "Series") pursuant to the terms of certain Agreements and Plans of Reorganization (the "Agreements") on February 27, 2013; and

WHEREAS, such Agreements were subsequently approved by the requisite vote of the outstanding beneficial shares of each Series at a joint meeting held on August 1, 2013;

NOW, THEREFORE:

I.  The Flexible Income Portfolio, the Growth Portfolio, the
Focus Growth Portfolio, and the Multi Cap Growth Portfolio are hereby terminated as of October 3, 2013.

II. The undersigned hereby certify that this instrument has been duly adopted in accordance with the provisions of the Declaration.

III. This instrument may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 2nd day of October, 2013.



/s/ Frank L. Bowman
Frank L. Bowman, as Trustee, and
not individually
c/o Kramer Levin Naftalis &
Frankel LLP
Counsel to the Independent
Trustees
1177 Avenue of the Americas
New York, NY 10036

/s/ Michael Bozic
Michael Bozic, as Trustee, and
not individually
c/o Kramer Levin Naftalis &
Frankel LLP
Counsel to the Independent
Trustees
1177 Avenue of the Americas
New York, NY 10036


/s/ Kathleen A. Dennis
Kathleen A. Dennis, as Trustee,
and not individually
c/o Kramer Levin Naftalis &
Frankel LLP
Counsel to the Independent
Trustees
1177 Avenue of the Americas
New York, NY 10036


/s/ Dr. Manuel H. Johnson
Dr. Manuel H. Johnson, as
Trustee, and not individually
c/o Johnson Smick Group, Inc.
888 16th Street, N.W., Suite 740
Washington, D.C. 20006


/s/ James F. Higgins
James F. Higgins, as Trustee, and
not individually
One New York Plaza
New York, NY 10004


/s/ Joseph J. Kearns
Joseph J. Kearns, as Trustee, and
not individually
c/o Kearns & Associates LLC
PMB754, 22631 Pacific Coast
Highway
Malibu, CA 90265



/s/ Michael F. Klein
Michael F. Klein, as Trustee, and
not individually
c/o Kramer Levin Naftalis &
Frankel LLP
Counsel to the Independent
Trustees
1177 Avenue of the Americas
New York, NY 10036



/s/ Michael E. Nugent
Michael E. Nugent, as Trustee,
and not individually
522 Fifth Avenue
New York, NY 10036



/s/ W. Allen Reed
W. Allen Reed, as Trustee, and
not individually
c/o Kramer Levin Naftalis &
Frankel LLP
Counsel to the Independent
Trustees
1177 Avenue of the Americas
New York, NY 10036



/s/ Fergus Reid
Fergus Reid, as Trustee, and not
individually
c/o Joe Pietryka, Inc.
85 Charles Colman Blvd.
Pawling, NY 12564




18453323.3